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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported)   February 12, 2002
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                              HUB GROUP, INC.
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           (Exact Name of Registrant as Specified in its Charter)



                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


         0-27754                                          36-4007085
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 (Commission File Number)                   (I.R.S. Employer Identification No.)


377 E.  Butterfield Road, Suite 700, Lombard, IL                     60148
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  (Address of Principal Executive Offices)                        (Zip Code)


                               (630) 271-3600
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            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

On February 12, 2002, Hub Group, Inc. (the "Company") issued a press release in which it announced the recent discovery of certain accounting irregularities at Hub Group Distribution Services, a 65% owned subsidiary, resulting in an overstatement by the Company of its earnings on an after-tax, post minority interest basis by between approximately $3.0 million to $4.0 million in total over a multi-year period. The Company is still determining how much earnings were overstated in each of the relevant periods and will restate its financial statements for the appropriate periods when a final determination is made. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      A list of exhibits filed herewith is contained on the
                  Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     HUB GROUP, INC.



Dated:  February 13, 2002            /s/ Jay E.  Parker
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                                     By:   Jay E.  Parker
                                     Its:  Vice President - Finance,
                                           Chief Financial Officer and Treasurer




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                               EXHIBIT INDEX


Exhibit No.        Description
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99.1               Hub Group, Inc. press release, issued February 12, 2002.